UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE

ACT OF 1934

Date of Report (Date of earliest event reported): September 21, 2009 (September 17, 2009)

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On September 17, 2009, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”) acquired a fee simple interest in a 438-unit multifamily community located on approximately 5.3 acres of land located in Los Angeles, California commonly known as the Gallery at NoHo Commons (“NoHo Commons”) through Behringer Harvard NOHO, LLC, a wholly owned subsidiary of Behringer Harvard Multifamily OP I LP, our operating partnership.

The total purchase price for NoHo Commons, exclusive of closing costs, was approximately $96.0 million and was paid entirely with proceeds from our initial public offering of common stock, but we may later place mortgage debt on the community.  The purchase price for the transaction was determined through negotiations between SF NO HO LLC, a California limited liability company (the “Seller”) and Behringer Harvard Multifamily Advisors I LP, our advisor, and its affiliates.  Neither we nor our advisor is affiliated with the Seller and there is no material relationship between the Seller and us or our affiliates, or any of our directors, officers or their respective associates, other than in respect of this transaction.  In evaluating NoHo Commons as a potential acquisition and determining whether the amount of consideration to be paid was appropriate, a variety of factors were considered, including overall valuation of net rental income, expected capital expenditures, the community features and amenities, location, environmental issues, demographics, price per square foot and occupancy.  Our advisor believes that NoHo Commons is well located, has acceptable roadway access, is well maintained and adequately insured, and has been professionally managed.  We do not intend to make significant repairs or improvements to NoHo Commons over the next few years.

The operation of NoHo Commons is governed, in part, by a number of agreements with the City of Los Angeles and other local government agencies, including an Owner Participation Agreement (“OPA”) with the California Redevelopment Agency (the “CRA”), which we assumed in connection with our acquisition of NoHo Commons.  The OPA requires the owner of NoHo Commons to maintain 115 of the units at below-market rates as “affordable housing” for a period of 40 years commencing in 2008.  In return, the CRA provides the owner with a housing subsidy in the form of annual payments of approximately $2 million to be paid for 21 years commencing in 2008.  The CRA has the option to accelerate the timing of some or all of the annual payments.  If the CRA elects not to make or elects to reduce the housing subsidy, then the number of affordable housing units will be reduced by calculating the number of affordable housing units which must be returned to market rate to replace the housing subsidy not paid.  After all of the housing subsidy has been funded, the owner must maintain the then-existing number of restricted units until 2048 without any subsidy payments from the CRA.

As of September 13, 2009, NoHo Commons was approximately 88% occupied.

Item 7.01                                             Regulation FD Disclosure.

On September 21, 2009, we issued a press release announcing the NoHo Commons acquisition described in Item 2.01 of this Report.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                           Press Release, dated September 21, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.

Dated: September 21, 2009	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated September 21, 2009.